As filed with the Securities and Exchange Commission on October 27, 2011
Registration No. 333-175603

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Oasis Petroleum Inc.*
(Exact name of Registrant as specified in its charter)

Delaware	80-0554627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1001 Fannin Street, Suite 1500
Houston, Texas 77002
(281) 404-9500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Thomas B. Nusz
President and Chief Executive Officer
1001 Fannin, Suite 1500
Houston, Texas 77002
(281) 404-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David P. Oelman
Matthew R. Pacey
Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:☑
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered(1)	Registered	Security	Price(5)	Fee(6)
Debt Securities(2)
Preferred Stock(2)
Common Stock, par value $0.01(2)
Depositary Shares(2)(3)
Warrants(2)
Guarantee of Debt Securities(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	The Depositary Shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Oasis Petroleum Inc. elects to offer fractional interests in shares of Preferred Stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(4)	Subsidiaries of Oasis Petroleum Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the Debt Securities of Oasis Petroleum Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the Debt Securities being registered.

(5)	No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Depositary Shares or Warrants being registered hereunder.

(6)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this Registration Statement.
*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

STATE OR OTHER
JURISDICTION OF
EXACT NAME OF ADDITIONAL	INCORPORATION OR	I.R.S. EMPLOYEE
REGISTRANT AS SPECIFIED IN ITS CHARTER	ORGANIZATION	IDENTIFICATION NO.

Oasis Petroleum LLC	Delaware	20-8541479
Oasis Petroleum North America LLC	Delaware	26-0188694
Oasis Petroleum Marketing LLC	Delaware	45-2735679
Oasis Petroleum Well Services LLC	Delaware	45-2609441

EXPLANATORY NOTE
     This Registration Statement on Form S-3 (Registration No. 333-175603) of Oasis Petroleum Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being amended to add Oasis Petroleum Marketing LLC and Oasis Petroleum Well Services LLC, subsidiaries of Oasis Petroleum Inc., as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. These subsidiaries were formed in 2011 and have no material business activities or material assets. In addition, a typographical error was corrected in the Indemnification of Directors and Officers section in Item 15. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     ITEM 14. Other Expenses of Issuance and Distribution
     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
FINRA filing fee		$75,500
Legal fees and expenses	$	*	*
Accounting fees and expenses	$	*	*
Printing and engraving expenses	$	*	*
Rating agency fees	$	*	*
Miscellaneous	$	*	*

TOTAL	$	*	*

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
     ITEM 15. Indemnification of Directors and Officers
          Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
          Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
          Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss incurred by them in their capacities as officers and directors.

          We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.
          We entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.
     ITEM 16. Exhibits and Financial Statement Schedules
     (a) Exhibits.
     The following documents are filed as exhibits to this registration:

Exhibit
Number		Exhibit Title
1.1	***	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on June 24, 2010).

3.2		Amended and Restated Bylaws of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on June 24, 2010).

4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1/A (file no. 333-165212) filed on May 19, 2010).

4.2	**	Form of Senior Indenture.

4.3	**	Form of Subordinated Indenture.

4.4	***	Form of Warrant Agreement.

4.5	***	Form of Depositary Agreement.

4.6		Registration Rights Agreement dated as of February 2, 2011 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on February 2, 2011).

4.7		Registration Rights Agreement dated as of June 22, 2010 by and between Oasis Petroleum Inc. and OAS Holding Company LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on June 24, 2010).

4.8		Indenture dated as of February 2, 2011 among the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on February 2, 2011).

4.9		Supplemental Indenture dated as of February 2, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on February 2, 2011).

4.10		Supplemental Indenture dated as of September 19, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-4 (file no. 333-176974) filed on September 23, 2011).

5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

5.2	*	Opinion of Vinson & Elkins L.L.P. as to the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

12.1		Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the Company’s Registration Statement on Form S-4 (file no. 333-176974) filed on September 23, 2011).

23.1	*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

Exhibit
Number		Exhibit Title
23.3	**	Consent of W.D. Von Gonten & Co.

23.4	**	Consent of DeGolyer and MacNaughton.

24.1	**	Power of Attorney (included on the signature page to the original Registration Statement).

25.1	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.

**	Previously filed as an Exhibit to the Registration Statement.

***	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.
     (b) Financial Statement Schedules.
     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.
     (c) Reports, Opinions, and Appraisals.
     The following reports, opinions, and appraisals are included herein: None.
     ITEM 17. Undertakings
     Each undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     8. To file an application for the purpose of determining the eligibility of the trustee under each of the Senior Indenture and the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, in the State of Texas, on October 27, 2011.

OASIS PETROLEUM INC.
By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas B. Nusz Thomas B. Nusz	Chairman, President and Chief Executive Officer	October 27, 2011
(Principal Executive Officer)

/s/ Taylor L. Reid* Taylor L. Reid	Executive Vice President, Chief Operating Officer and Director	October 27, 2011

/s/ Michael H. Lou Michael H. Lou	Executive Vice President and Chief Financial Officer	October 27, 2011
(Principal Financial Officer)

/s/ Roy W. Mace* Roy W. Mace	Senior Vice President and Chief Accounting Officer
	(Principal Accounting Officer)	October 27, 2011

/s/ William J. Cassidy* William J. Cassidy	Director	October 27, 2011

/s/ Ted Collins, Jr.* Ted Collins, Jr.	Director	October 27, 2011

/s/ Michael McShane* Michael McShane	Director	October 27, 2011

/s/ Douglas E. Swanson, Jr.* Douglas E. Swanson, Jr.	Director	October 27, 2011

/s/ Robert L. Zorich* Robert L. Zorich	Director	October 27, 2011

*By	/s/ Thomas B. Nusz Thomas B. Nusz,
as attorney-in fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, in the State of Texas, on October 27, 2011.

OASIS PETROLEUM LLC OASIS PETROLEUM NORTH AMERICA LLC OASIS PETROLEUM MARKETING LLC OASIS WELL SERVICES LLC
By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas B. Nusz Thomas B. Nusz	President and Chief Executive Officer (Principal Executive Officer)	October 27, 2011

/s/ Michael H. Lou Michael H. Lou	Executive Vice President and Chief Financial Officer	October 27, 2011
(Principal Financial Officer)

/s/ Roy W. Mace Roy W. Mace	Senior Vice President and Chief Accounting Officer	October 27, 2011
(Principal Accounting Officer)

Exhibit
Number		Exhibit Title
1.1	***	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on June 24, 2010).

3.2		Amended and Restated Bylaws of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on June 24, 2010).

4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1/A (file no. 333-165212) filed on May 19, 2010).

4.2	**	Form of Senior Indenture.

4.3	**	Form of Subordinated Indenture.

4.4	***	Form of Warrant Agreement.

4.5	***	Form of Depositary Agreement.

4.6		Registration Rights Agreement dated as of February 2, 2011 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on February 2, 2011).

4.7		Registration Rights Agreement dated as of June 22, 2010 by and between Oasis Petroleum Inc. and OAS Holding Company LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on June 24, 2010).

4.8		Indenture dated as of February 2, 2011 among the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on February 2, 2011).

4.9		Supplemental Indenture dated as of February 2, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (file no. 001-34776) filed on February 2, 2011).

4.10		Supplemental Indenture dated as of September 19, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-4 (file no. 333-176974) filed on September 23, 2011).

5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

5.2	*	Opinion of Vinson & Elkins L.L.P. as to the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

12.1		Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the Company’s Registration Statement on Form S-4 (file no. 333-176974) filed on September 23, 2011).

23.1	*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.3	**	Consent of W.D. Von Gonten & Co.

23.4	**	Consent of DeGolyer and MacNaughton.

24.1	**	Power of Attorney (included on the signature page to the original Registration Statement).

25.1	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.

**	Previously filed as an Exhibit to the Registration Statement.

***	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.